UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2015, InnSuites Hospitality Trust (the “Trust”) entered into that certain Securities Purchase Agreement (the “Agreement”) with the purchasers set forth on the signature pages thereto for the sale of the aggregate number of 440,000 Shares of Beneficial Interest of the Trust, at a purchase price of $2.50 per Share, for the gross aggregate proceeds of $1,100,000 to the Trust. Pursuant to the Agreement, Rare Earth Financial, LLC (“Rare Earth”), whose managing member is James F. Wirth, the Chairman and Chief Executive Officer of the Trust, purchased 200,000 Shares of Beneficial Interest of the Trust on the same terms and conditions as the other purchasers. Rare Earth is wholly owned by Mr. Wirth and his family members, including Pamela Barnhill, Vice Chairperson and President of the Trust.

On October 7, 2015, the closing price of Shares of Beneficial Interest of the Trust on the NYSE MKT was $2.50 per Share. The Board of Trustees (the “Board”) and the Audit Committee of the Trust approved this offering.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Information set forth under Item 1.01 above is incorporated herein by reference. The Shares of Beneficial Interest of the Trust have been issued in the offering described above in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On October 26, 2015, the Board determined that the Trust’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) will be held on December 22, 2015 at the Trust’s corporate offices located at 1625 E. Northern Avenue, Suite # 105, Phoenix, Arizona 85020, at 10 a.m., local time. The record date for determining shareholders entitled to notice of, and to vote at, the 2015 Annual Meeting was set as November 24, 2015.

Because the 2015 Annual Meeting will be held more than 30 days after the anniversary of the 2014 Annual Meeting of Shareholders, the Trust is informing its shareholders of the revised deadlines for the submission of shareholder proposals. Any shareholder proposal to be considered for inclusion in the Trust’s proxy materials for the 2015 Annual Meeting must be submitted to the Trust a reasonable time before we begin to print and send proxy materials (that is, no later than November 2, 2015). For the 2015 Annual Meeting, any proposal that a shareholder desires to present at the 2015 Annual Meeting, but is not submitted for inclusion in the Trust’s proxy materials, must be submitted to the Trust a reasonable time before we send the proxy materials (that is, no later than November 10, 2015).

Important Information

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the 2015 Annual Meeting. The Trust will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2015 Annual Meeting. The proxy statement, any other relevant documents and other material filed with the SEC concerning the Trust will be, when filed, available free of charge at www.sec.gov and on our website at www.innsuitestrust.com. Copies may also be obtained, free of charge, by contacting InnSuites Hospitality Trust at (602) 944-1500. Shareholders are urged to read the proxy statement and any other relevant documents filed when they become available before making any voting decision because they will contain important information.

Participants in Solicitation

The Trust, its trustees and executive officers and employees may be deemed to be participants in such solicitation. Information about the Trust’s trustees and executive officers and their ownership of the Trust’s securities is available in the Trust’s proxy statement for the Trust’s 2014 Annual Meeting of Shareholders filed with the SEC on May 28, 2015, in the Trust’s Form 10-K/A filed with the SEC on May 28, 2015, and in subsequent SEC filings on Form 8-K and Forms 4.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Securities Purchase Agreement, dated as of October 7, 2015, by and among the Trust and the purchasers set forth on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: October 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of October 7, 2015, by and among the Trust and the purchasers listed on the signature pages thereto.